Exhibit 99.1

News Release

Contact:

Scott Solomon

Senior Vice President

Sharon Merrill Associates

(617) 542-5300

ALOT@investorrelations.com

AstroNova Announces Financial Results for the

Third Quarter of Fiscal 2020

Board of Directors Declares Regular Quarterly Cash Dividend of $0.07 Per Share

Third-Quarter Fiscal 2020 Summary

•	Bookings of $32.6 million

•	Revenue of $33.3 million

•	Operating income of $0.4 million

•	Earnings per diluted share of $0.06

West Warwick, R.I. - December 4, 2019 - AstroNova, Inc. (NASDAQ: ALOT), a global leader in data visualization technologies, today announced financial results for the fiscal 2020 third quarter ended November 2, 2019.

CEO Commentary

“Our Test & Measurement segment faced continued headwinds in the third quarter related to the ongoing grounding of the 737 MAX,” said AstroNova President and CEO Greg Woods. “In Product Identification, similar to the second quarter, we experienced some softness primarily as a result of weaker demand from a few customers in Asia. In spite of these short-term challenges, we believe that the underlying fundamentals in both businesses remain strong. We continue to invest in product innovation, strengthen our global marketing organization, and enhance our Aerospace service capabilities to drive and support future growth.

“During the quarter, we launched and showcased several new Product Identification solutions, including the QuickLabel® QL-850, the TrojanLabel® T3-OPX and the TrojanLabel® T2-L, which expand our addressable market, creating new opportunities in the areas of digitally printed labels and flexible packaging,” Woods said. “We’re also particularly excited about the new TrojanLabel® T5, all-in-one digital print and finish in-line labeling solution designed for professional printers and large brand owners.”

AstroNova Reports Q3 FY 2020 Financial Results/ 2

Business Outlook

“Our overall outlook remains positive, and we continue to expect modest revenue growth in fiscal 2020,” Woods said. “While the combination of industry headwinds and the investments we are making in future growth are likely to impact near-term results, we are confident in our long-term growth prospects and are well positioned to address favorable secular growth trends across our business.”

Operating Segment Results

Product Identification segment revenue in the third quarter of fiscal 2020 was $21.7 million, consistent with the prior-year period. Segment operating income was $1.9 million, or 8.6% of revenue, versus $2.0 million, or 9.3% of revenue, in the prior year.

Test & Measurement segment revenue in the third quarter of fiscal 2020 was $11.6 million compared with $12.5 million in the same period of fiscal 2019. Segment operating income was $1.4 million, or 12.1% of revenue, for the third quarter of fiscal 2020 compared with $3.2 million, or 25.4% of revenue, in the comparable period of fiscal 2019.

Hardware revenue was $12.2 million, compared with $13.1 million in the prior-year period. Supplies revenue was $17.7 million, down 2.5% from $18.1 million in the same period of fiscal 2019. Service/other revenue was $3.5 million, up 17.1% from same period a year earlier.

Third-Quarter Financial Summary

Revenue totaled $33.3 million versus $34.2 million in the third quarter of fiscal 2019, reflecting lower sales in the Test & Measurement segment.

Gross profit was $12.3 million, or 36.9% of revenue, compared with $13.9 million, or 40.7% of revenue, for Q3 fiscal 2019. The decrease in gross profit dollars and margin was attributable primarily to lower revenue and less favorable sales mix.

Operating expenses were $11.9 million compared with $11.5 million in the same period of fiscal 2019.

Operating income was $0.4 million, or 1.3% of revenue, compared with $2.4 million, or 6.9% of revenue, in the third quarter of fiscal 2019.

Net income was $0.5 million, or $0.06 per diluted share, versus net income of $1.4 million, or $0.20 per diluted share, in the third quarter of fiscal 2019.

Bookings were $32.6 million compared with $34.2 million in the third quarter of 2019.

Backlog at November 2, 2019 was $20.8 million, compared with $24.5 million at the end of the fiscal 2019 third quarter.

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AstroNova Reports Q3 FY 2020 Financial Results/ 3

Board Declares Quarterly Dividend

On December 3, 2019, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.07 per share. The dividend, which represents a cash dividend of $0.28 per share on an annualized basis, is payable on December 26, 2019, to shareholders of record on December 19, 2019.

Third-Quarter Fiscal 2020 Conference Call

AstroNova will conduct an investor conference call at 9:00 a.m. ET today. To participate on the conference call, please dial (800) 367-2403 (U.S. and Canada) or (334) 777-6978 (International) approximately 10 minutes prior to the start time and enter confirmation code 5119055.

You can hear a replay of the conference call from 12:00 p.m. ET Wednesday, December 4 until 12:00 p.m. ET Wednesday, December 11 by dialing (888) 203-1112 (U.S. and Canada) or (719) 457-0820 (International). The passcode is 5119055.

A real-time and an archived audio webcast of the call will be available through the “Investors” section of the AstroNova website, https://investors.astronovainc.com.

About AstroNova

AstroNova, Inc. (NASDAQ: ALOT), a global leader in data visualization technologies since 1969, designs, manufactures, distributes and services a broad range of products that acquire, store, analyze and present data in multiple formats. The Product Identification segment offers a variety of hardware and software products and associated supplies that allow customers to mark, track and enhance the appearance of their products. The segment’s two business units are QuickLabel®, the industry leader in tabletop digital color label printing and TrojanLabel®, an innovative leader for professional label presses and specialty printers. The Test and Measurement segment includes the Test & Measurement business unit, which offers a suite of products and services that acquire, record and analyze electronic signal data from local and networked sensors. The segment also includes the AstroNova Aerospace business unit, which designs and manufactures avionics equipment and systems that serve the world’s aerospace and defense industries with proven advanced airborne technology solutions for both the cockpit and the cabin. The key products include flight deck printers, networking hardware and related accessories.

AstroNova is a member of the Russell 3000® Index, the Russell 2000® Index, the Russell Microcap® Index and the LD Micro Index (INDEXNYSEGIS: LDMICRO). Additional information is available by visiting www.astronovainc.com.

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AstroNova Reports Q3 FY 2020 Financial Results/ 4

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the Company’s anticipated performance in fiscal 2020 and the effect of the grounding of the 737 MAX, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2019 and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

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AstroNova Reports Q3 FY 2020 Financial Results/ 5

ASTRONOVA, INC.

Condensed Consolidated Statements of Income

In Thousands Except for Per Share Data

(Unaudited)

	Three Months Ended		Nine Months Ended
	November 2, 2019	October 27, 2018	November 2, 2019	October 27, 2018
Net Revenue	$33,318	$34,196	$102,967	$99,490
Cost of Revenue	21,021	20,288	64,454	60,073
Gross Profit	12,297	13,908	38,513	39,417
	36.9%	40.7%	37.4%	39.6%
Operating Expenses:
Selling & Marketing	6,944	6,587	20,122	19,484
Research & Development	2,076	2,123	5,868	5,844
General & Administrative	2,830	2,836	8,445	8,298

	11,850	11,546	34,435	33,626
Operating Income	447	2,362	4,078	5,791
	1.3%	6.9%	4.0%	5.8%
Other Income, Net	(238)	(538)	(788)	(1,320)

Income Before Taxes	209	1,824	3,290	4,471
Income Tax (Benefit) Provision	(247)	407	182	1,046

Net Income	$456	$1,417	$3,108	$3,425

Net Income per Common Share - Basic	$0.06	$0.21	$0.44	$0.50

Net Income per Common Share - Diluted	$0.06	$0.20	$0.43	$0.49

Weighted Average Number of Common Shares - Basic	7,047	6,925	7,016	6,858
Weighted Average Number of Common Shares - Diluted	7,199	7,167	7,272	7,056

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AstroNova Reports Q3 FY 2020 Financial Results/ 6

ASTRONOVA, INC.

Balance Sheet

In Thousands

(Unaudited)

	November 2, 2019	January 31, 2019
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$4,468	$7,534
Accounts Receivable, net	22,094	23,486
Inventories, net	35,594	30,161
Prepaid Expenses and Other Current Assets	3,059	1,427

Total Current Assets	65,215	62,608
Property, Plant and Equipment, net	11,323	10,380
OTHER ASSETS
Intangible Assets, net	26,454	29,674
Goodwill	12,110	12,329
Deferred Tax Assets	3,482	2,928
Right of Use Asset	1,767	—
Other Assets	1,014	1,064

TOTAL ASSETS	$121,365	$118,983

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	6,674	5,956
Accrued Compensation	2,968	5,023
Other Liabilities and Accrued Expenses	3,789	2,911
Current Portion of Long-Term Debt	5,116	5,208
Revolving Credit Facility	6,500	1,500
Current Portion of Royalty Obligation	2,000	1,875
Current Liability - Excess Royalty Payment Due	419	1,265
Deferred Revenue	387	373
Income Taxes Payable	—	554

Total Current Liabilities	27,853	24,665
NON CURRENT LIABILITIES
Long-Term Debt, net of current portion	9,004	12,870
Royalty Obligation, net of current portion	8,488	9,916
Lease Liability, net of current portion	1,350	—
Deferred Tax Liabilities	539	40
Other Long Term Liabilities	1,178	1,717

TOTAL LIABILITIES	48,412	49,208
SHAREHOLDERS’ EQUITY
Common Stock	518	511
Additional Paid-in Capital	55,870	53,568
Retained Earnings	51,142	49,511
Treasury Stock	(33,454)	(32,997)
Accumulated Other Comprehensive Loss, net of tax	(1,123)	(818)

TOTAL SHAREHOLDERS’ EQUITY	72,953	69,775

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$121,365	$118,983

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AstroNova Reports Q3 FY 2020 Financial Results/ 7

ASTRONOVA, INC.

Revenue and Segment Operating Profit

In Thousands

(Unaudited)

	Three Months Ended				Nine Months Ended
	Revenue		Segment Operating Profit		Revenue		Segment Operating Profit
	November 2, 2019	October 27, 2018	November 2, 2019	October 27, 2018	November 2, 2019	October 27, 2018	November 2, 2019	October 27, 2018
Product Identification	$21,749	$21,684	$1,880	$2,014	$67,484	$63,407	$6,990	$5,833
T&M	11,569	12,512	1,397	3,184	35,483	36,083	5,533	8,256

Total	$33,318	$34,196	3,277	5,198	$102,967	$99,490	12,523	14,089

Corporate Expenses			2,830	2,836			8,445	8,298

Operating Income			447	2,362			4,078	5,791
Other Expense-Net			(238)	(538)			(788)	(1,320)

Income Before Income Taxes			209	1,824			3,290	4,471
Income Tax (Benefit) Provision			(247)	407			182	1,046

Net Income			$456	$1,417			$3,108	$3,425

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